UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2009

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6 Manor Parkway, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

ITEM 5.02.   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS: ELECTION OF DIRECTORS: APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective January 1, 2009, Deborah A. Rosen, Vice President, Chief Legal Officer and Secretary of the Company, entered into an employment agreement with the Company.  The agreement replaces a prior employment agreement which expired on December 31, 2008.

Under the agreement, Ms. Rosen will remain employed in her current capacity, at not less than her current base salary, and with continued participation in all compensation and benefit plans in which senior executives of the Company are generally eligible to participate, unless and until the agreement is terminated by either party upon the providing of at least thirty (30) days’ advance written notice.

The agreement also provides that upon termination of her employment or resignation for certain specified reasons following a change in control of the Company, she shall be entitled to a lump sum payment equal to one years’ base salary plus the most recent annual incentive bonus paid to her.

A copy of the Employment Agreement between Ms. Rosen and the Company is attached hereto as Exhibit 10.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit No.

Description

10

Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/ Thomas D. DeByle
Thomas D. DeByle Chief Financial Officer

Date: January 6, 2009

Signing on behalf of the registrant and as principal financial officer